UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 2, 2018

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Principal Accounting Officer

On May 2, 2018, CVR Energy, Inc. (“CVR Energy”) announced Tracy D. Jackson has been appointed to serve as Executive Vice President and Chief Financial Officer of CVR Energy, the general partner of CVR Refining, LP (“CVR Refining”) and the general partner of CVR Partners, LP (“CVR Partners”). On May 2, 2018, CVR Energy also announced Matthew W. Bley has been appointed to serve as Chief Accounting Officer and Corporate Controller for each of CVR Energy, CVR Refining and CVR Partners. The appointments for Ms. Jackson and Mr. Bley are effective May 4, 2018. Ms. Jackson will assume the duties of principal financial officer, and Mr. Bley will assume the duties of principal accounting officer, for each of CVR Energy, CVR Refining and CVR Partners.

CVR Energy indirectly owns 100% of the general partners of CVR Refining and CVR Partners. In addition, CVR Energy indirectly owns approximately 66% and 34%, respectively, of the common units representing limited partner interests of CVR Refining and CVR Partners. CVR Refining and CVR Partners obtain certain management and other services from CVR Energy pursuant to separate services agreements among CVR Refining, CVR Partners, their respective general partners and CVR Energy, each dated January 1, 2017 (together, the “Services Agreements”). In accordance with the Services Agreements, CVR Energy provides CVR Refining and CVR Partners with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers. Ms. Jackson and Mr. Bley will serve as an executive officer for each of the general partners of CVR Refining and CVR Partners under these arrangements.

In connection with her appointment, CVR Energy and Ms. Jackson entered into an offer letter, pursuant to which Ms. Jackson will receive: (i) a base annual salary of $435,000; (ii) an annual target bonus of 120% of her base salary; (iii) a signing bonus of $75,000 in connection with her relocation; and (iv) effective upon her start date, an award of incentive units and distribution equivalent rights with a target value of $522,000. Each incentive unit and distribution equivalent right granted pursuant to the foregoing award represents the right to receive, upon vesting, a cash payment equal to the average fair market value of one unit of CVR Refining’s common units in accordance with the award agreement, plus the per unit cash value of all distributions declared and paid by CVR Refining from the grant date to and including the vesting date. In addition, Ms. Jackson will be entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which will be filed with CVR Partners’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and is incorporated herein by reference.

Ms. Jackson, age 48, most recently served as Vice President and Controller of both Andeavor (formerly known as Tesoro Corporation (“Tesoro”)) and the general partner of Andeavor Logistics (formerly known as Tesoro Logistics LP (“TLLP”)) from March 2015 to October 2016. Prior to that, she served as Vice President, Analytics and Financial Planning of Tesoro Companies Inc. (“TCI”), a subsidiary of Tesoro, from September 2013 through February 2015. From February 2011 to February 2014, Ms. Jackson served as Vice President and Treasurer of Tesoro, and assumed such role for the general partner of TLLP from April 2012 until February 2014. Prior to that, Ms. Jackson served as Vice President of Internal Audit at TCI, where she headed Tesoro’s internal audit function, and in accounting, special project and internal audit roles at Valero Energy Corporation. Ms. Jackson began her career at Arthur Andersen LLP in San Antonio, Texas. She received a Bachelor of Business Administration and Accounting and a Masters of Business Administration from The University of Texas at San Antonio. Ms. Jackson is a Certified Public Accountant.

Mr. Bley, age 36, previously served as Assistant Controller for Andeavor (formerly Tesoro), where he managed a large team associated with corporate accounting and reporting for the organization. From May 2012 to March 2015, he worked for Tesoro in management roles within the accounting organization. Before Andeavor, Mr. Bley served as a manager in both corporate reporting and internal audit for Clear Channel Communications, Inc. (now iHeartCommunications, Inc.) from April 2011 to May 2012. He started his career with The Hanke Group, P.C. (now BKD, LLP) in San Antonio, TX from January 2004 to December 2007 and KPMG LLP in Omaha, NE from January 2008 to April 2011. Mr. Bley received a Bachelor of Science in Business Administration and a Master of Science in Accounting from Trinity University. In addition, he received a Master of Business Administration from Baylor University and is a Certified Public Accountant.

Departure of Named Executive Officers

On May 2, 2018, CVR Energy entered into a Retention, Severance and Release Agreement with John R. Walter (the “Walter Separation Agreement”), pursuant to which Mr. Walter has agreed to remain with CVR Energy through July 31, 2018 in order for him to continue to serve in his current role and to assist with the transition to an incoming general counsel. This transition is in connection with the consolidation of CVR Energy’s corporate office in Kansas City, Kansas with its headquarters in Sugar Land, Texas. Mr. Walter currently serves as Executive Vice President, General Counsel and Secretary for CVR Energy, the general partner of CVR Refining and the general partner of CVR Partners, and is a named executive officer of CVR Energy, CVR Refining and CVR Partners.

Conditioned upon his continuation of service through July 31, 2018 and his execution of a general release, the Walter Separation Agreement provides for payment to Mr. Walter of approximately $390,000 in severance and retention. The foregoing payment will be made on the first payroll date following the execution of the release at or immediately following the separation date. In addition, Mr. Walter has 35,640 incentive units and distribution equivalent rights awarded by CVR Energy that will vest in accordance with the award agreements upon his departure. Each incentive unit and distribution equivalent right represents the right to receive, upon vesting, a cash payment equal to the average fair market value of one unit of CVR Refining’s common units in accordance with the award agreement, plus the per unit cash value of all distributions declared and paid by CVR Refining from the grant date to and including the vesting date.

The foregoing description of the Walter Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Walter Separation Agreement, a copy of which will be filed with CVR Partners’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and is incorporated herein by reference.

On May 2, 2018, the general partner of CVR Partners, entered into a Retention, Severance and Release Agreement with William L. White (the “White Separation Agreement”), pursuant to which Mr. White has agreed to remain with CVR Partners through June 30, 2018 in order for him to transition his role to executive management in connection with his retirement. Mr. White currently serves as Executive Vice President-Marketing and Operations for the general partner of CVR Partners, and is a named executive officer of CVR Partners.

Conditioned upon his continuation of service through June 30, 2018 and his execution of a general release, the White Separation Agreement provides for payment to Mr. White of approximately $250,000 in severance and retention. The foregoing payment will be made on the first payroll date following the execution of the release at or immediately following the separation date. In addition, Mr. White has 58,480 phantom units and distribution equivalent rights awarded by CVR Partners that will vest in accordance with the award agreements upon his departure. Each phantom unit and distribution equivalent right represents the right to receive, upon vesting, a cash payment equal to the average fair market value of one unit of CVR Partners’ common units in accordance with the award agreement, plus the per unit cash value of all distributions declared and paid by CVR Partners from the grant date to and including the vesting date.

The foregoing description of the White Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the White Separation Agreement, a copy of which will be filed with CVR Partners’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 2, 2018, CVR Energy issued press releases announcing the appointments of Ms. Jackson and Mr. Bley. Copies of the press releases are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto is being “furnished” and is not deemed “filed” by CVR Partners for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated May 2, 2018 - CVR Energy Names Tracy Jackson Chief Financial Officer
99.2	Press Release dated May 2, 2018 - CVR Energy Names Matt Bley Chief Accounting Officer and Corporate Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2018

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ John R. Walter
John R. Walter
Executive Vice President, General Counsel and Secretary